Exhibit 8.2

3400 One First Canadian Place, PO Box 130
Toronto, Ontario, Canada M5X 1A4
Tel: 416.863.1200 Fax: 416.863.1716
www.bennettjones.com

July 13, 2009

Hydrogenics Corporation

5985 McLaughlin Road

Mississauga, ON  L5R 1B8

Re:          Offer to Purchase Trust Units of Algonquin Power Income Fund

Ladies and Gentlemen:

We have acted as special Canadian tax counsel for Hydrogenics Corporation, a Canadian corporation (the “Company”), in connection with its offer (the “Offer”) to acquire all of the issued and outstanding trust units of Algonquin Power Income Fund, an open-ended trust established under the laws of the Province of Ontario (“APIF”), as described in the registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission on July 13, 2009 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  Capitalized terms used and not otherwise defined herein have the respective meanings given those terms in the Registration Statement.

We have been requested to render our opinion as to certain Canadian federal income tax matters in connection with the Registration Statement.  In rendering our opinion, we have examined copies of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.  In our examination, we have assumed, without independent verification, (i) the conformity with the originals of all copies examined by us, (ii) that all documents submitted to us have been duly authorized and executed to the extent required, (iii) that all such documents continue to be in full force and effect and are unamended as of the date hereof, and (iv) that the Transaction will be consummated in the manner contemplated by the Registration Statement.

The opinion set forth below is limited to the Income Tax Act (Canada), as amended (the “Tax Act”), and regulations thereunder, administrative rulings, judicial decisions and other applicable authorities, all as in effect on the date hereof, together with any specific proposals to amend the Tax Act and regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof.  The statutory provisions, regulations and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively.  Any such change could affect the continuing validity of the opinion set forth below.

The opinion set forth herein has no binding effect on the Canada Revenue Agency or the courts of Canada.  No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

CALGARY  •  TORONTO  •  EDMONTON  •  OTTAWA

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations contained herein or in the Registration Statement, we hereby confirm that, although the discussion set forth under the heading “Certain Canadian Federal Income Tax Considerations” in the Circular accompanying the Offer to Purchase included in the Registration Statement does not purport to discuss all possible Canadian federal income tax consequences of the Offer to holders of trust units of APIF, such discussion constitutes, in all material respects, a fair and accurate summary of the material Canadian federal income tax consequences of the Offer under current Canadian federal income tax law.

In giving the foregoing opinion, we express no opinion other than as to the federal income tax laws of Canada.

Furthermore, in rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by the officers and other representatives of the Company and APIF or that are set forth in the Registration Statement, which we assume are, and will continue to be, true.

We are furnishing this letter in our capacity as special Canadian tax counsel to the Company.  This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.  We assume no responsibility to advise the Company of any subsequent changes in existing laws or facts, nor do we assume any responsibility to update this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our name and opinion under the heading “Certain Canadian Federal Income Tax Considerations” and to our name under the heading “Legal Matters” in the Circular accompanying the Offer to Purchase included in the Registration Statement.  The issuance of such a consent does not concede that we are an “expert” for purposes of the Securities Act.

Very truly yours,

/s/ Bennett Jones LLP